EXHIBIT 23.2


                            CONSENT OF LEGAL COUNSEL


         We hereby consent to the use, in the Prospectus as outlined in Securities and Exchange Commission Form S-8, of our name as special tax counsel to General Communication, Inc. in the preparation of the Prospectus.

                                           HARRIS, MERICLE & WAKAYAMA, P.L.L.C.


                                                         /s/


Seattle, Washington


August 1, 2002